Exhibit 99.1

FOR IMMEDIATE RELEASE

THE CHILDREN’S PLACE RETAIL STORES, INC. PROVIDES UPDATE ON
EXIT OF DISNEY STORE NORTH AMERICA BUSINESS

-	Hoop Holdings, LLC and its Subsidiaries D/B/A Disney Store North America Pursuing Transfer of Substantial Portion of Disney Store Business to The Walt Disney Company Under Chapter 11 Case -

- Chapter 11 Filing Does Not Apply to Parent Company, The Children’s Place Retail Stores, Inc. -

Secaucus, New Jersey - March 26, 2008 - The Children’s Place Retail Stores, Inc. (Nasdaq: PLCE), today provided an update on its plans to exit the Disney Store North America (“DSNA”) business in order to focus on its core namesake brand. The Company conducts the DSNA business through its subsidiary Hoop Holdings, LLC and its subsidiaries (“Hoop”) under a license agreement with The Walt Disney Company.

As previously announced on March 20, 2008, The Children’s Place Retail Stores, Inc. (“the Company”) decided to exit the DSNA business as part of the Company's review of strategic alternatives. As part of the review, the current management team determined that the license agreement, originated in 2004, requires substantial investments that are not expected to deliver economic returns. The Company also took into account the losses incurred by DSNA’s operations, DSNA’s current earnings prospects as a licensee, and the restrictions imposed by the license agreement on the sale of the business to a party other than The Walt Disney Company. It was therefore concluded that the Company will be in a better position to maximize value by focusing on its namesake Children’s Place brand. Importantly, this action is only one component of a broader strategy to maximize shareholder value. As announced last week, the management team is undertaking a number of initiatives to reduce expenses, streamline operations, and lower inventories and capital expenditures.

Also, as previously announced, the Company and Hoop have been engaged in advanced negotiations concerning the transfer of a substantial portion of the DSNA business to The Walt Disney Company. In connection with these negotiations, Hoop’s Board of Directors has determined that with limited strategic and financial options available under the license agreement, Hoop’s only alternative was to file bankruptcy proceedings.

In a separate press release today, Hoop announced that it commenced a Chapter 11 case for the reasons described above. It also intends to pursue the transfer of a substantial portion of the DSNA business to an affiliate of The Walt Disney Company in order to maximize proceeds available to its stakeholders. By filing such a case, Hoop also expects to complete an orderly wind-down of the rest of its affairs. The transaction under negotiation is subject to the satisfaction of certain conditions, including approval of the U.S. Bankruptcy Court and is targeted for completion by April 30, 2008. In the event that the transaction as agreed to by the parties is approved by the Court, the Company would be released from any liabilities and all claims that have been or might be asserted by The Walt Disney Company. The Company continues to expect the pre-tax cash costs to exit the DSNA business to be within the previously stated range of $50 million to $100 million, payable over a period of time.

Neither Hoop’s parent company, The Children’s Place Retail Stores, Inc., nor any of its other subsidiaries, filed for bankruptcy.

Chuck Crovitz, Interim Chief Executive Officer of The Children’s Place Retail Stores, Inc., stated, “This exit strategy is consistent with the corporate actions and strategic priorities we outlined last week. This will enable the Company to transition away from the Disney Store business in an orderly and expeditious manner so that we can concentrate exclusively on The Children’s Place, our core brand and business. We have the utmost respect for the Disney Store brand, however, the cost of running the Disney Store was no longer an acceptable use of Company’s resources. We were left with no other choice but to find a reasonable way to exit the operations within the confines of the existing license agreement.”

“We believe this is the right decision for The Children’s Place and its shareholders as we move forward with our plans to strengthen operations, a process which is well underway. We are pleased with recent sales trends in the core business and continue to believe that The Children’s Place brand is strong and well-positioned for the future.”

As previously disclosed, the Company has been conducting an ongoing review of strategic and financial alternatives to accelerate improvement of The Children’s Place business and deliver enhanced shareholder value. The management team has outlined a number of specific initiatives including reducing expenses and streamlining operations and is also seeking additional funding to strengthen its capital position. There can be no assurance that the Company will be able to obtain such funding. As the Company’s review is ongoing, management will continue to provide updates and report on progress throughout 2008.

The Children’s Place Retail Stores, Inc. will host a conference call to discuss this announcement tomorrow morning at 9 a.m. Eastern Time. Interested parties are invited to listen to the call by dialing 800-895-0198 and providing the Conference ID, PLCE. The call will also be webcast live and can be accessed via the Company’s web site, www.childrensplace.com. A replay of the call will be available approximately one hour after the conclusion of the call, until midnight on April 2, 2008. To access the replay, please dial 800-688-9445, or you may listen to the audio archive on the Company’s website, www.childrensplace.com.

The Children’s Place Retail Stores, Inc. is a leading specialty retailer of children's merchandise. The Company designs, contracts to manufacture and sells high-quality, value-priced merchandise under the proprietary “The Children’s Place brand name. As of March 1, 2008, the Company owned and operated 906 The Children’s Place stores and its online store at www.childrensplace.com.

This press release (and above referenced call) may contain certain forward-looking statements regarding future circumstances. These forward-looking statements are based upon the Company's current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially. Some of these risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its reports on Forms 10-K and 10-Q. Risks and uncertainties relating to the exit of the DSNA business, including the risk that the transaction with The Walt Disney Company may not be approved or may not occur, the risk that any plan or reorganization may not be approved, the risk that claims may be asserted against the Company or its subsidiaries other than Hoop, whether or not such claims have any merit, and the Company's ability to successfully defend such claims, the risk that Disney may bring litigation against the Company and assert various claims under the Guaranty Agreement and other agreements relating to the Company's operation of the DSNA business ,the risk that the Company may not be able to access, if necessary, additional sources of liquidity or obtain financing on commercially reasonable terms or at all, as well as risks and uncertainties relating to other elements of the Company’s strategic review, could cause actual results, events and performance, including aggregate estimated exit costs, to differ materially. Readers (or listeners on the call) are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

CONTACT: The Children’s Place Retail Stores, Inc.
Investors:
Susan Riley, EVP, Finance & Administration
(201) 558-2400
Rich Paradise, SVP, Chief Financial Officer
(201) 558-2400
Heather Anthony, Investor Relations
   (201) 558-2865
   Media: Diane Zappas/Evan Goetz of FD, (212) 850-5600